WALLACE FUNDS
                          INVESTMENT ADVISORY AGREEMENT


         THIS AGREEMENT is entered into as of the 15th day of April, 2002, between the Wallace Funds, a Delaware Business Trust (the "Trust") and Advanced Capital Advisers, Inc., a Minnesota corporation (the "Adviser").

                                   WITNESSETH

         WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust is authorized to create separate series, each with its own separate investment portfolio (each a "Fund" and collectively, the "Funds"), and the beneficial interest in each such series will be represented by a separate series of shares of beneficial interest (the "Shares").

         WHEREAS, the Adviser is a registered investment adviser, engaged in the business of rendering investment advisory services.

         WHEREAS, in managing the Trust's assets, as well as in the conduct of certain of its affairs, the Trust seeks the benefit of the Adviser's services and its assistance in performing certain managerial functions. The Adviser desires to furnish such services and to perform the functions assigned to it under this Agreement for the consideration provided for herein.

         NOW THEREFORE, the parties mutually agree as follows:

     1. Appointment of the Adviser. The Trust hereby appoints the Adviser as investment adviser for each of the Funds of the Trust on whose behalf the Trust executes an Exhibit to this Agreement, and the Adviser, by execution of each such Exhibit, accepts the appointments. Subject to the direction of the Board of Trustees (the "Trustees") of the Trust, the Adviser shall manage the investment and reinvestment of the assets of each Fund in accordance with the Fund's investment objective and policies and limitations, for the period and upon the terms herein set forth. The investment of funds shall also be subject to all applicable restrictions of the Trust's Agreement and Declaration of Trust and Bylaws as may from time to time be in force.

     2. Expenses Paid by the Adviser. In addition to the expenses which the Adviser may incur in the performance of its responsibilities under this Agreement, and the expenses which it may expressly undertake to incur and pay, the Adviser shall incur and pay all reasonable compensation, fees and related expenses of the Trust's officers and its Trustees, except for such Trustees who are not interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of the Adviser, and all expenses related to the rental and maintenance of the principal offices of the Trust.

     3. Investment Advisory Functions. In its capacity as investment adviser, the Adviser shall have the following responsibilities:

          (a) To furnish continuous advice and recommendations to the Funds, as to the acquisition, holding or disposition of any or all of the securities or other assets which the Funds may own or contemplate acquiring from time to time;

          (b) To cause its officers to attend meetings and furnish oral or written reports, as the Trust may reasonably require, in order to keep the Trustees and appropriate officers of the Trust fully informed as to the condition of the investments of the Funds, the investment recommendations of the Adviser, and the investment considerations which have given rise to those recommendations;

          (c) To supervise the purchase and sale of securities or other assets as directed by the appropriate officers of the Trust; and

          (d) To keep, maintain and preserve any records pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Adviser (or any sub-adviser) on behalf of the Trust. Such records are the property of the Trust and will be surrendered promptly to the Trust upon request. The Adviser further agrees to preserve for periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained pursuant to Rule 31a-l under the 1940 Act.

The services of the Adviser are not to be deemed exclusive and the Adviser shall be free to render similar services to others as long as its services for others does not in any way hinder, preclude or prevent the Adviser from performing its duties and obligations under this Agreement. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust, the Funds, or to any shareholder for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     4. Obligations of the Trust. The Trust shall have the following obligations under this Agreement:

          (a) To keep the Adviser continuously and fully informed as to the composition of the Funds' investments and the nature of all of their respective assets and liabilities;

          (b) To furnish the Adviser with a copy of any financial statement or report prepared for it by certified or independent public accountants, and with copies of any financial statements or reports made to the Funds' shareholders or to any governmental body or securities exchange;

          (c) To furnish the Adviser with any further materials or information which the Adviser may reasonably request to enable it to perform its functions under this Agreement; and

          (d) To compensate the Adviser for its services in accordance with the provisions of paragraph 5 hereof.

5.       Compensation.

          (a) The Trust will pay the Adviser a fee (the "Advisory Fee") for its services with respect to each Fund at the annual rate set forth on the Exhibit(s) hereto. The Advisory Fee shall be accrued each calendar day during the term of this Agreement and the sum of the daily fee accruals shall be paid monthly as soon as practicable following the last day of each month. The daily fee accruals will be computed by multiplying 1/365 by the annual rate and multiplying the product by the net asset value of the Fund as determined in accordance with the Trust's registration statement as of the close of business on the previous day on which the Fund was open for business, or in such other manner as the parties agree. If this Agreement is terminated prior to the end of any calendar month, the management fee shall be prorated for the portion of any month in which this Agreement is in effect, and shall be payable within 10 days after termination.

          (b) The Adviser hereby agrees to waive any portion of the Advisory Fee and reimburse operating expenses (not including interest, taxes and extraordinary expenses) of the Wallace Growth Fund, a series of the Trust, to the extent necessary to limit the Fund's total operating expenses to 2.25% of its average daily net assets for a period ending on April 30, 2003. Any such waiver or payment will be accrued by the Fund and estimated daily. The Wallace Growth Fund shall reimburse the Adviser in the first, second, or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding, reduction or payment to the extent permitted by applicable law if the aggregate expenses for the next succeeding fiscal year, second fiscal year or third succeeding fiscal year do not exceed 2.25% of the Fund's average daily net assets.

          (c) Any advisory fees which may be charged by sub-advisers hired by the Adviser are the sole obligation of the Adviser, and not of the Trust nor any Fund.

     6. Expenses Paid by Trust. Except as provided in this Agreement, nothing in this Agreement shall be construed to impose upon the Adviser the obligation to incur, pay, or reimburse any Fund for any expenses not specifically assumed by the Adviser under paragraph 5(b) above. Each Fund shall pay or cause to be paid all of its expenses and the Fund's allocable share of the Trust's expenses, including, but not limited to, investment adviser fees; any compensation, fees, or reimbursements which the Trust pays to its Trustees who are not interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act) of the Adviser; fees and expenses of the custodian, transfer agent, registrar or dividend disbursing agent; current legal, accounting and printing expenses; administrative, clerical, recordkeeping and bookkeeping expenses; brokerage commissions and all other expenses in connection with the execution of Fund transactions; interest; all federal, state and local taxes (including stamp, excise, income and franchise taxes); expenses of shareholders' meetings and of preparing, printing and distributing proxy statements, notices and reports to shareholders; expenses of preparing and filing reports and tax returns with federal and state regulatory authorities; and all expenses incurred in complying with all federal and state laws and the laws of any foreign country applicable to the issue, offer, or sale of Shares of the Funds, including but not limited to, all costs involved in the registration or qualification of Shares of the Funds for sale in any jurisdiction and all costs involved in preparing, printing and distributing prospectuses and statements of additional information to existing shareholders of the Funds.

7.       Brokerage.

          (a) For purposes of this Agreement, brokerage commissions paid by a Fund upon the purchase or sale of securities shall be considered a cost of the securities of the Fund and shall be paid by the respective Fund. The Adviser is authorized and directed to place Fund transactions only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates; provided, however, that the Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of the Adviser. In placing Fund business with such broker or dealers, the Adviser shall seek the best execution of each transaction, and all such brokerage placement shall be made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and other applicable state and federal laws.

          (b) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund(s) as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund(s) and to such clients.

     8. Proprietary Rights. The Adviser has proprietary rights in each Fund's name and the Trust's name. The Adviser may withdraw the use of such names from the Funds or the Trust.

     9. Termination Rights. This Agreement may be terminated at any time, without penalty, by the Trustees of the Trust or by the shareholders of a Fund acting by the vote of at least a majority of its outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act), provided in either case that 60 days' written notice of termination be given to the Adviser at its principal place of business. This Agreement may also be terminated by the Adviser at any time by giving 60 days' written notice of termination to the Trust, addressed to its principal place of business.

     10. Assignment. This Agreement shall terminate automatically in the event of any assignment (as the term is defined in Section 2(a)(4) of the 1940 Act) of this Agreement.

     11. Term. This Agreement shall begin for each Fund as of the date of execution of the applicable Exhibit and shall continue in effect with respect to each Fund (and any subsequent Funds added pursuant to an Exhibit during the initial term of this Agreement) for two years from the date of this Agreement. Thereafter, in each case, this Agreement shall remain in effect, for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by either (i) the affirmative vote of a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees), cast in person at a meeting called for that purpose or (ii) by the affirmative vote of a majority of a Fund's outstanding voting securities; and (b) Adviser shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to that Fund. Prior to voting on the renewal of this Agreement, the Board of Trustees may request and evaluate, and the Adviser shall furnish, such information as may reasonably be necessary to enable the Board of Trustees to evaluate the terms of this Agreement.

     12. Amendments. This Agreement may be amended by the mutual consent of the parties, provided that the terms of each such amendment shall be approved by the vote of a majority of the Board of Trustees, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement (other than as Trustees) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the 1940 Act, on behalf of a Fund by a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act) of such Fund. If such amendment is proposed in order to comply with the recommendations or requirements of the Securities and Exchange Commission or state regulatory bodies or other governmental authority, or to obtain any advantage under state or federal laws, the Trust shall notify the Adviser of the form of amendment which it deems necessary or advisable and the reasons therefor, and if the Adviser declines to assent to such amendment, the Trust may terminate this Agreement forthwith.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, provided, however that nothing herein shall be construed in a manner that is inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or the rules and regulations promulgated with respect to such respective Acts.

     14. Notice. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an individual party or to an officer of the Trust or Adviser by personal delivery or telephonic facsimile transmission (receipt electronically confirmed) or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows:

         The Trust:                              The Adviser:

         Wallace Funds                           Advanced Capital Advisers, Inc.
         c/o  Arthur B. Carlson III              6600 France Avenue South
         6600 France Avenue South                Edina, MN  55435
         Edina, MN  55435                        Attn: Arthur B. Carlson III

         Fax: (952) 927-6413                     Fax: (952) 927-6413

     15. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     16. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     17. Miscellaneous.

          (a) A copy of the Certificate of Trust for the Trust is on file with the Delaware Secretary of State, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust, and is not binding upon any of the Trustees, officers, or shareholders of the Trust individually but only upon the assets and property of the Trust.

          (b) No series of the Trust shall be liable for the obligations of any other series of the Trust. Without limiting the generality of the foregoing, the Adviser shall look only to the assets of a particular Fund for payment of fees for services rendered to that Fund.

     This Agreement will become binding on the parties hereto upon their execution of the Exhibit(s) to this Agreement.

                                    EXHIBIT A
                                     to the
                          Investment Advisory Agreement

                               WALLACE GROWTH FUND


         For all services rendered by the Adviser hereunder, the Trust shall pay the Adviser, on behalf of the above-named Fund, and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

         The annual investment advisory fee shall be accrued daily at the rate of 1/365th of 1.00% applied to the daily net assets of the Fund. The advisory fee so accrued shall be paid by the Trust to the Adviser monthly.

         Executed as of this 15th day of April, 2002.

                                          The Adviser:

                                          ADVANCED CAPITAL ADVISERS, INC.



                                           By: __/s/___Arthur B. Carlson III___
                                              _Arthur B. Carlson III_, President


                                          The Trust:

                                          WALLACE FUNDS



                                          By:__/s/__Arthur B. Carlson III______
                                             Arthur B. Carlson III, President